Exhibit  99.2

BANK OF AMERICA CORPORATION

LIMITED POWER OF ATTORNEY

BANK OF AMERICA CORPORATION, a Delaware corporation (the "Corporation"), does hereby make, constitute, and appoint each of Marie Andre, Szabina Biro, Andres Ortiz Custodio, Kamil Dziedzic, Valerie Ezeagbo, Kelvin Kwok, Frank Lui, James Todd, Ben Tsoi, Michelle Wong, and Monica Yako as an attorney-in-fact for the Corporation acting for the Corporation and in the Corporation's name, place and stead, for the Corporation's use and benefit, to bind the Corporation by their execution of those agreements, forms and documents related specifically to Section 13 and Section 16 of the Securities Exchange Act of 1934, and other large shareholder and short position regulatory reporting requirements in other jurisdictions.

Any documents executed by an attorney-in-fact in accordance with this Limited Power of Attorney shall fully bind and commit the Corporation and all other parties to such documents may rely upon the execution thereof by the attorney-in fact as if executed by the Corporation and as the true and lawful act of the Corporation.

This Limited Power of Attorney shall automatically terminate as to the authority of Marie Andre, Szabina Biro, Andres Ortiz Custodio, Kamil Dziedzic, Valerie Ezeagbo, Kelvin Kwok, Frank Lui, James Todd, Ben Tsoi, Michelle Wong, and Monica Yako upon the earlier of the date period of 12 months from the date hereof or the attorney-in- fact's resignation or termination from or transfer out of the Global Markets Non- Financial Regulatory Reporting Department; however, any such resignation, termination or transfer shall have no impact on any documents or instruments executed by any attorney-in-fact named above for the Corporation prior to such resignation, termination or transfer.

This Limited Power of Attorney shall revoke the Limited Power of Attorney executed by the Corporation on May 11, 2023; however, such revocation shall have no impact on any actions taken pursuant to that Power of Attorney.

IN WITNESS WHEREOF, this Power of Attorney has been executed and delivered by the Corporation to the Attorney-in-Fact on this 7th day of May, 2024.

BANK OF AMERICA CORPORATION

By:	/s/ Ellen A. Perrin

Ellen A. Perrin
Associate General Counsel, Senior Vice President and Assistant Secretary

BANC OF AMERICA PREFERRED FUNDING CORPORATION

LIMITED POWER OF ATTORNEY

BANC OF AMERICA PREFERRED FUNDING CORPORATION, a Delaware corporation (the "Corporation"), does hereby make, constitute, and appoint each of Marie Andre, Andres Ortiz Custodio, Kamil Dziedzic, Valerie Ezeagbo, Kelvin Kwok,Frank Lui, JamesTodd,BenTsoi, Michelle Wong, and Monica Yako as an attorney-in-fact for the Corporation acting for the Corporation and in the Corporation's name, place and stead, for the Corporation's use and benefit, to bind the Corporation by their execution of those agreements, forms and documents related specifically to Section 13 and Section 16 of the Securities Exchange Act of 1934, and other large shareholder and short position regulatory reporting requirements in other jurisdictions.

Any documents executed by an attorney-in-fact in accordance with this Limited Power of Attorney shall fully bind and commit the Corporation and all other parties to such documents may rely upon the execution thereof by the attorney-in fact as if executed by the Corporation and as the true and lawful act of the Corporation.

This Limited Power of Attorney shall automatically te1minate as to the authority of Marie Andre, Andres Ortiz Custodio, Kamil Dziedzic, Valerie Ezeagbo, KelvinKwok,Frank Lui,JamesTodd,BenTsoi, Michelle Wong, and Monica Yako upon the earlier of the date period of 12 months from the date hereof or the attorney-in- fact's resignation or termination from or transfer out of the Global Markets Non- Financial Regulatory Reporting Department; however, any such resignation, termination or transfer shall have no impact on any documents or instruments executed by any attorney-in-fact named above for the Corporation prior to such resignation, te1mination or transfer.

IN WITNESS WHEREOF, this Power of Attorney has been executed and delivered by the Corporation to the Attorney-in-Fact on this 20th day of November, 2024.

BANC OF AMERICA PREFERRED FUNDING CORPORATION

/s/ David A. Stephens
David A. Stephens, Managing Director

POWER OF ATTORNEY
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, a Delaware corporation (the "Corporation"), hereby appoints Marie, Andre, Szabina Biro, Andres Ortiz Custodio, Kamil Dziedzic, Valerie Ezeagbo, Tze Wei Kelvin Kwok, Frank Liu, James Todd, Ben Tsoi, Mei Suet Michelle Wong and Monica Yako as Attorneys-in-Fact for the Corporation (each an "Attorney-in-Fact") acting for the Corporation and in the Corporation's name, place and stead to:

1.
execute and deliver agreements, forms and documents ansmg during the Company's ordinary course of business related to all Large Shareholder, Short Position and Takeover Panel regulatory reporting requirements in all applicable jurisdictions.

2.	do any act or enter into any other document necessary or ancillary to the foregoing.

Any Documents executed by an Attorney-in-Fact shall fully bind and commit the Corporation and all other parties to such Documents may rely upon the execution thereof by the Attorney-in-Fact as if executed by the Corporation and as the true and lawful act of the Corporation.

This Power of Attorney shall (i) automatically terminate as to the authority of any Attorney-in-Fact on May 30, 2025, or upon such Attorney-in-Fact's resignation or termination from Bank of America's Global Markets NFRR division of the Global Operations group and (iii) unless earlier terminated under clause (ii), otherwise remain in effect until revoked in writing by the Corporation; provided however, such termination shall have no impact on any Document or instrument connected therewith executed by such Attorney-in-Fact for the Corporation prior to such termination.

The Secretary of the Corporation shall retain this Power of Attorney as an official document of the Corporation.

IN WITNESS WHEREOF, this Power of Attorney has been executed and delivered by Corporation to each Attorney-in-Fact on this 20th day of May, 2024.

MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED

By:/s/ Michael Karam
Name:Michael Karam
Title:Managing Director